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SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.   )

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/x/	Definitive Proxy Statement
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/ /	Soliciting Material Pursuant to §240.14a-12
CURAGEN CORPORATION
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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555 LONG WHARF DRIVE, 11TH FLOOR
NEW HAVEN, CONNECTICUT 06511

April 9, 2001

Dear Shareholder,

    You are cordially invited to attend the 2001 Annual Meeting of Shareholders of CuraGen Corporation to be held at 10:00 a.m. on Wednesday, May 16, 2001 at the New Haven Omni Hotel at Yale University, 155 Temple Street, New Haven, Connecticut.

    At the Annual Meeting, you will be asked to elect the Class III Directors of the Company to each serve for a three-year term of office. Such other business will be transacted as may properly come before the Annual Meeting.

    We hope you will be able to attend the Annual Meeting. Whether you plan to attend the Annual Meeting or not, it is important that your shares are represented. Therefore, you are urged to promptly mark, sign, date and return the enclosed proxy card in the postage-prepaid envelope enclosed for that purpose, or to vote by telephone or via the Internet, pursuant to the instructions in this proxy statement. This will ensure your proper representation at the Annual Meeting.

                      Sincerely,

                      Jonathan M. Rothberg, Ph.D.
                      Chief Executive Officer, President and
                      Chairman of the Board

New Haven, Connecticut
April 9, 2001

YOUR VOTE IS IMPORTANT.
PLEASE RETURN YOUR PROXY PROMPTLY.

CURAGEN CORPORATION
555 LONG WHARF DRIVE, 11th FLOOR
NEW HAVEN, CONNECTICUT 06511
(203) 401-3330

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD ON
MAY 16, 2001

To the Shareholders of CuraGen Corporation:

    The Annual Meeting of Shareholders of CuraGen Corporation, a Delaware corporation, will be held at 10:00 a.m. on Wednesday, May 16, 2001 at the New Haven Omni Hotel at Yale University, 155 Temple Street, New Haven, Connecticut, for the following purposes:

  1.
  To elect two Class III Directors to the Board of Directors, to each serve for a three-year term of office or until his successor is duly elected and qualified.

  2.
  To transact such other business as may properly come before the Annual Meeting and any adjournments thereof.

    These items of business are more fully described in the Proxy Statement accompanying this notice. Only Shareholders of record at the close of business on March 30, 2001 are entitled to notice of, and to vote at, the Annual Meeting. All Shareholders are invited to attend the Annual Meeting in person. Whether you plan to attend the Annual Meeting or not, it is important that your shares are represented. Therefore, you are urged to promptly mark, sign, date and return the enclosed proxy card in the postage-prepaid envelope enclosed for that purpose, or to vote by telephone or via the Internet, pursuant to the instructions in this proxy statement. Any Shareholder attending the Annual Meeting may vote in person even if the Shareholder has previously returned a proxy.

                      By Order of the Board of Directors

                      Director of Financial Management
                      and Secretary

New Haven, Connecticut
April 9, 2001

CURAGEN CORPORATION
555 LONG WHARF DRIVE, 11th FLOOR
NEW HAVEN, CONNECTICUT 06511
(203) 401-3330

PROXY STATEMENT FOR ANNUAL MEETING OF SHAREHOLDERS

GENERAL

    This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of CuraGen Corporation ("CuraGen" or the "Company"), a Delaware corporation, of proxies, in the accompanying form, to be used at the Annual Meeting of Shareholders to be held at 10:00 a.m. on Wednesday, May 16, 2001 at the New Haven Omni Hotel at Yale University, 155 Temple Street, New Haven, Connecticut and any adjournments thereof (the "Meeting").

    Where the Shareholder specifies a choice on the proxy as to how his or her shares are to be voted on a particular matter, the shares will be voted accordingly. If no choice is specified, the shares will be voted FOR the election of the nominees for Class III Director to the Board of Directors named herein. Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before its use by delivering to the Company a written notice of revocation or a duly executed proxy bearing a later date. Any Shareholder who has executed a proxy but is present at the Meeting, and who wishes to vote in person, may do so by revoking his or her proxy as described in the preceding sentence. Shares represented by valid proxies in the form enclosed, received in time for use at the Meeting and not revoked at or prior to the Meeting, will be voted at the Meeting. Attendance at the Meeting will not by itself constitute the revocation of a proxy.

    The presence, in person or by proxy, of the holders of a majority of the outstanding shares Voting Common Stock is necessary to constitute a quorum at the Meeting. The election of the Class III Directors will be determined by a plurality of the votes cast. Abstentions are counted for purposes of determining the presence or absence of a quorum at the Meeting but have no effect on the outcome of the vote for the election of Directors. Broker non-votes, if any, will also not have an effect on the outcome of the vote for the election of Directors.

    The close of business on March 30, 2001 has been fixed as the record date for determining the Shareholders entitled to notice of, and to vote at, the Meeting. As of the close of business on March 30, 2001, the Company had 47,228,370 shares of Voting Common Stock outstanding and entitled to vote. Holders of Voting Common Stock are entitled to one vote per share on all matters to be voted on by Shareholders.

    The cost of soliciting proxies, including expenses in connection with preparing and mailing this Proxy Statement, will be borne by the Company. In addition, the Company will reimburse brokerage firms and other persons representing beneficial owners of Voting Common Stock for their expenses in forwarding proxy material to such beneficial owners. Solicitation of proxies by mail may be supplemented by telephone, telegram, telex and personal solicitation by the Directors, officers or employees of the Company. No additional compensation will be paid for such solicitation. In addition, the Company may request banks, brokers, and other custodians, nominees and fiduciaries to solicit customers of theirs who have shares of the Company registered in the name of the nominee. The Company will reimburse any such persons for their reasonable out-of-pocket expenses. Instead of submitting proxies by mail on the enclosed proxy card, Shareholders have the option to submit their proxies or voting instructions electronically through the Internet or by telephone. Please note that there are separate arrangements for using the Internet and telephone depending on whether your shares are registered in the Company's stock records in your name or in the name of a brokerage firm or bank. Shareholders should check their proxy card or voting instructions forwarded by their broker, bank or other holder of record to see which options are available.

    The Internet and telephone procedures described below for submitting your proxy are designed to authenticate stockholders' identities, to allow stockholders to have their shares voted and to confirm that their instructions have been properly recorded. Shareholders submitting proxies or voting instructions via the Internet should understand that there may be costs associated with electronic access, such as usage charges from Internet access providers and telephone companies, that would be borne by the Shareholder.

    Shareholders of record may submit their proxies:

  •
  through the Internet by visiting a website established for that purpose at www.voteproxy.com and following the instructions; or

  •
  by telephone by calling the toll-free number, 1-800-PROXIES, and following the recorded instructions.

    This Proxy Statement and the accompanying proxy card are being mailed on or about April 9, 2001 to all Shareholders entitled to notice of and to vote at the Meeting.

    The Annual Report to Shareholders for the fiscal year ended December 31, 2000 is being mailed to the Shareholders with this Proxy Statement, but does not constitute a part hereof.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

    The following table sets forth certain information regarding the beneficial ownership of Voting Common Stock as of February 28, 2001, by (i) each person known by the Company to be the beneficial owner of more than 5% of its outstanding shares of Voting Common Stock, (ii) each Director of the Company, (iii) each executive officer named in the Summary Compensation Table on page 11 hereof and (iv) all Directors and executive officers of the Company as a group. Except as otherwise indicated, the persons or entities listed below have sole voting and investment power with respect to all shares owned by them.

Name and Address**	Number of Shares Beneficially Owned(1)	Percentage of Shares Beneficially Owned(1)(2)
Pequot Capital Management, Inc.(3) 500 Nyala Farms Road Westport, CT 06880	6,170,500	13.1%
Jonathan M. Rothberg, Ph.D.(4) c/o CuraGen Corporation 555 Long Wharf Drive, 11th Floor New Haven, CT 06511	5,961,734	12.6%
Bayer AG(5) D 51368 Leverkeusen Federal Republic of Germany	3,112,482	6.6%
David M. Wurzer(6)	174,000	*
Christopher K. McLeod(7)	48,000	*
Hovan Asdourian	0	*
Michael P. McKenna, Ph.D.(8)	73,000	*
Richard H. Booth(9)	67,500	*
Vincent T. DeVita, Jr., M.D.(10)	72,500	*
Robert E. Patricelli(11)	236,050	*
Randy Thurman(12)	34,166	*
All Directors and executive officers as a group (11 persons)(13)	6,760,950	14.1%

*
Represents beneficial ownership of less than 1% of the Company's outstanding shares of Voting Common Stock.

**
Addresses are given for beneficial owners of more than 5% of the outstanding Voting Common Stock only.

(1)
Shares of Voting Common Stock that an individual or group has the right to acquire within 60 days of February 28, 2001, pursuant to the exercise of options or warrants or pursuant to stock purchase agreements are deemed to be outstanding for the purpose of computing the percentage ownership of such individual or group, but are not deemed to be outstanding for the purpose of computing the percentage ownership of any other person shown in the table.

(2)
Percentage of ownership is based on 47,224,104 shares of Voting Common Stock issued and outstanding on February 28, 2001.

(3)
This information is based solely on a Schedule 13G filed with the Securities and Exchange Commission on February 13, 2001.

(4)
Includes (i) 2,000,000 shares of Voting Common Stock held by a limited partnership of which Dr. Rothberg is the sole general partner and of which the limited partners are trusts in which Dr. Rothberg is the primary beneficiary, (ii) 140,000 shares of Voting Common Stock subject to currently exercisable options, (iii) 5,400 shares of Voting Common Stock held jointly by Dr. Rothberg and his brother, (iv) 400 shares of Voting Common Stock owned by Dr. Rothberg's wife and (v) 15,600 shares of Voting Common Stock subject to currently exercisable options held by Dr. Rothberg's wife.

(5)
This information is based solely on a Schedule 13G filed with the Securities and Exchange Commission on February 26, 2001.

(6)
Consists of 40,000 shares of Voting Common Stock held and 134,000 shares of Voting Common Stock subject to currently exercisable options.

(7)
Consists of 48,000 shares of Voting Common Stock subject to currently exercisable options.

(8)
Consists of 20,000 shares of Voting Common Stock held and 53,000 shares of Voting Common Stock subject to currently exercisable options.

(9)
Consists of 57,500 shares of Voting Common Stock subject to currently exercisable options and 10,000 shares of Voting Common Stock held by Mr. Booth's wife.

(10)
Consists of 72,500 shares of Voting Common Stock subject to currently exercisable options.

(11)
Consists of 163,550 shares of Voting Common Stock held and 72,500 shares of Voting Common Stock subject to currently exercisable options.

(12)
Consists of 34,166 shares of Voting Common Stock subject to currently exercisable options.

(13)
Includes 21,000 shares of Voting Common Stock held and 72,000 shares of Voting Common Stock subject to currently exercisable options. See also footnotes 4 and 6 through 12 above.

MANAGEMENT

Proposal 1

ELECTION OF DIRECTORS

    The Company's By-Laws provide for the Company's business to be managed by or under the direction of the Board of Directors. Under the Company's By-Laws, the number of Directors is fixed from time to time by the Board of Directors. The Board of Directors currently consists of five members, classified into three classes as follows: Jonathan M. Rothberg, Ph.D. and Richard H. Booth serve in a class with a term ending at the upcoming meeting (the "Class III Directors"); Robert E. Patricelli and Randy Thurman serve in a class with a term which expires in 2002 (the "Class I Directors"); and Vincent T. DeVita, Jr., M.D. serves in a class with a term ending in 2003 (the "Class II Director"). At each annual meeting of Shareholders, Directors are elected for a term of three years or until their successors are elected and qualified to succeed those Directors whose terms are expiring.

    Pursuant to the Company's By-Laws, on January 17, 2001 the Board of Directors voted (i) to set the size of the Board of Directors at five and (ii) to nominate Jonathan M. Rothberg, Ph.D. and Richard H. Booth for election at the Meeting, for a term of three years, to serve until the annual meeting of Shareholders to be held in 2004, and until their respective successors have been elected and qualified. The Class I Directors (Robert E. Patricelli and Randy Thurman) and the Class II Director (Vincent T. DeVita, Jr., M.D) will serve until the annual meetings of Shareholders to be held in 2002 and 2003, respectively, and until their respective successors have been elected and qualified.

    Shares represented by all proxies received by the Board of Directors and not marked as withholding authority to vote for the nominated Class III Director nominees will be voted FOR the election of the Class III Director nominees, unless the nominees are unable or unwilling to serve. The Board of Directors knows of no reason why the nominees would be unable or unwilling to serve as a Director, but if such should be the case, proxies may be voted for the election of some other person as the Board of Directors may recommend in his place, or for fixing the number of Directors at a lesser number. The affirmative vote of a plurality of the shares present, in person or by proxy, and entitled to vote on the election of Directors is required to elect the nominees to the Board of Directors.

    THE BOARD OF DIRECTORS RECOMMENDS THE ELECTION OF DR. ROTHBERG AND MR. BOOTH AS CLASS III DIRECTORS, AND PROXIES SOLICITED BY THE BOARD WILL BE VOTED IN FAVOR THEREOF UNLESS A SHAREHOLDER HAS INDICATED OTHERWISE ON THE PROXY.

Executive Officers and Directors

    The following table sets forth as to the present Directors (including the nominees for election at the Meeting) and each executive officer: (i) name, (ii) age, (iii) present positions with the Company, (iv) the Class of each Director and (v) committee memberships as of February 28, 2001:

Name	Age	Position
Jonathan M. Rothberg, Ph.D. *(3)	37	Chief Executive Officer, President and Chairman of the Board
David M. Wurzer	42	Executive Vice-President, Treasurer and Chief Financial Officer
Christopher K. McLeod	45	Executive Vice-President
Hovan Asdourian	51	Senior Vice-President, Business Development
Elizabeth A. Whayland	40	Director of Financial Management and Secretary
Peter T. Lomedico, Ph.D.	52	Vice-President, Discovery Research
Michael P. McKenna, Ph.D.	38	Vice-President, Collaborative Research
Richard H. Booth *(3)(4)(5)	53	Director
Vincent T. DeVita, Jr., M.D.(2)(5)	65	Director
Robert E. Patricelli(1)(4)(5)	61	Director
Randy Thurman(1)(4)	51	Director

*
Nominee for Director

(1)
Class I Director
(2)
Class II Director
(3)
Class III Director
(4)
Member of the Compensation Committee
(5)
Member of the Audit Committee

    Jonathan M. Rothberg, Ph.D. has served as Chief Executive Officer, President and Chairman of the Board of Directors of the Company since its formation in 1991. Dr. Rothberg received his B.S. in Chemical Engineering from Carnegie Mellon University and his M.S., M. Phil. and Ph.D. in Biology from Yale University.

    David M. Wurzer has served as Executive Vice-President, Treasurer and Chief Financial Officer of the Company since September 1997. From January 1991 to September 1997, Mr. Wurzer served as Senior Vice-President and Chief Financial Officer of, and in other senior managerial positions for, Value Health, Inc., a managed health care provider. Mr. Wurzer received his B.B.A. from the University of Notre Dame.

    Christopher K. McLeod has served as Executive Vice-President of the Company since November 1999. From January 1997 to May 1999, he served as Chief Executive Officer of Havas International (formerly Cendant Software). From 1986 to October 1998, he served as Vice Chairman of Cendant Corporation and as one of its Directors from 1995 to October 1998. Mr. McLeod received his B.S. from Yale University and his M.S. from the Massachusetts Institute of Technology.

    Hovan Asdourian has served as Senior Vice-President, Business Development of the Company since March 2000. From November 1994 to February 2000, Mr. Asdourian served as Senior National Director of Sales for Rhone Poulenc Rorer. From February 1994 to November 1994, he served as Director of Sales for Biocyte Corporation. From June 1991 to December 1993, Mr. Asdourian served as Divisional Sales Manager, S.E. Region. From February 1988 to January 1991, he served as Financial Proposal Specialist, S.E. Region for Support Systems International, Inc. and from October 1979 to September 1988 he served in various positions at the Eli Lilly & Company. Mr. Asdourian received his B.S. from Northeastern University and his M.S. from Harvard University.

    Elizabeth A. Whayland has served as Director of Financial Management of the Company since November 1994 and as Secretary of the Company since September 1997. From 1982 to November 1994, Ms. Whayland served as a Senior Manager and in other staff and management positions with Deloitte & Touche. Ms. Whayland received her B.A. from Grove City College and her M.S.T. from the University of Hartford.

    Peter T. Lomedico, Ph.D. has served as Vice-President, Discovery Research of the Company since October 1999. From 1996 to October 1999, he served as Vice-President, Human Genetics at Genome Therapeutics. From 1994 to 1995, he served as Research Director and co-founder of Morphogenesis, Inc. From 1980 to 1993, he served in various positions at Hoffmann-LaRoche, Inc. Dr. Lomedico received his B.S. from Villanova University and his Ph.D. from the University of Texas.

    Michael P. McKenna, Ph.D. has served as Vice-President, Collaborative Research of the Company since January 2001. He served as Vice-President, Operations from August 1998 to December 2000. From 1997 to August 1998, he served as Director, Genomics Facility and since September 1994 served in several scientific and management positions at the Company. He served as Graduate Scholar at the Institute for Molecular Biologicals at Bayer Pharmaceutical Division (previously Miles Pharmaceuticals) from 1992 to 1994. Dr. McKenna received his B.S. in Molecular Biology and German from Carnegie-Mellon University and his Ph.D. in Biology from Yale University.

    Richard H. Booth has been a Director of the Company since October 1997. Currently, he serves as President and Chief Executive Officer of HSB Group, Inc., an insurance and engineering services company, a position he has held since January 2000. Mr. Booth is also a Director of 454 Corporation, a majority-owned subsidiary of the Company. He served from 1994 through 1996 as Executive Vice President and as a Director since 1998 of Phoenix Home Life Mutual Insurance Company. Prior to joining Phoenix Home Life Mutual Insurance Company, Mr. Booth served as President, Chief Operating Officer and as a Director of The Travelers Corporation, a diversified financial services company. Mr. Booth received his B.S. and his M.S.P.A. from the University of Hartford.

    Vincent T. DeVita, Jr, M.D. has been a Director of the Company since September 1995. Currently, he serves as a Director of Imclone Systems, Inc. and is Director of the Yale University Comprehensive Cancer Center, a position he has held since July 1993. From September 1988 to July 1993, Dr. DeVita served as Physician-in-Chief of the Memorial Sloane-Kettering Cancer Center. From July 1980 to August 1988, he served as Director of the National Cancer Institute. Dr. DeVita received his B.S. from the College of William and Mary and his M.D. from the George Washington University School of Medicine.

    Robert E. Patricelli has been a Director of the Company since October 1997. Currently, he serves as the Chairman and Chief Executive Officer of Women's Health USA, Inc., a women's health services company, a position he has held since August 1997, and as Chairman and Chief Executive Officer of Evolution Health. He also currently serves as a Director of Northeast Utilities, Inc., and 454 Corporation, a majority-owned subsidiary of the Company. From May 1987 to August 1997, he served as Chairman, President and Chief Executive Officer of Value Health, Inc. Mr. Patricelli received his B.A. from Wesleyan University and his J.D. from Harvard Law School.

    Randy Thurman has been a Director of the Company since February 2000. Currently, he serves as Chairman and CEO of Strategic Reserves International, a company that provides strategic direction to emerging health care technology companies, a position he has held since 1996. From 1993 to 1996, Mr. Thurman served as Chairman and CEO of Corning Life Sciences. From 1984 to 1993, he served as President and CEO of Rhone-Poulenc Rorer Pharmaceuticals. Mr. Thurman is also a Director of 454

Corporation, a majority-owned subsidiary of the Company. Mr. Thurman received his B.A. from Virginia Polytechnic Institute and his M.A. from Webster University.

Committees of the Board of Directors

    The Board of Directors established a Compensation Committee and an Audit Committee in October 1997. The Audit Committee, of which Dr. DeVita and Messrs. Booth and Patricelli are members, oversees the engagement of the Company's independent auditors, reviews the annual financial statements and the scope of annual audits and considers matters relating to accounting policy and internal controls. The Compensation Committee, of which Messrs. Booth, Patricelli and Thurman are members, reviews, approves, and makes recommendations to the Board of Directors concerning the Company's compensation policies, practices and procedures for its executive officers. The Compensation Committee also administers the Company's 1997 Employee, Director and Consultant Stock Plan (the "1997 Stock Plan") and the 1993 Stock Option and Incentive Award Plan. The Board of Directors has no standing nominating committee.

    During 2000, the Board of Directors met four times and acted by unanimous written consent four times. The Audit Committee held six meetings and the Compensation Committee held five meetings. All Directors attended at least 75% of the total number of meetings of the Board of Directors and its committees on which they served, with the exception of Dr. DeVita, who attended 50% of the total number of meetings of the Board of Directors and the Audit Committee.

Compensation of Directors

    Non-employee Directors are reimbursed for travel costs and other out-of-pocket expenses incurred in attending each Directors' meeting and committee meeting. Effective January 1, 2000, non-employee Directors receive Directors' fees of $2,500 per meeting and $1,000 per telephonic meeting. Committee chairs receive an annual fee of $3,000 and committee members receive fees of $1,000 per regular or telephonic Committee meeting. Under the 1997 Stock Plan, each non-employee Director, upon first being elected or appointed to the Board of Directors, receives an option to purchase 20,000 shares of Voting Common Stock, which will vest one-third immediately and one-third each on the first and second anniversaries of the grant date. The 1997 Stock Plan also currently provides for an annual grant of an immediately exercisable option to purchase 7,500 shares of Voting Common Stock to each continuing non-employee Director following each annual meeting of Shareholders. All automatic option grants to non-employee Directors will have a term of ten years and an exercise price equal to the fair market value of the Voting Common Stock on the date of grant. To date Dr. DeVita and Messrs. Booth, Patricelli and Thurman have been granted options to purchase 72,500, 72,500, 72,500 and 47,500 shares of Voting Common Stock, respectively.

Compensation Committee Interlocks and Insider Participation

    Messrs. Booth, Patricelli and Thurman, all non-employee Directors, currently constitute the Company's Compensation Committee. No executive officer of the Company serves as a member of the Board of Directors or Compensation Committee of any entity that has one or more executive officers serving as a member of the Company's Board of Directors or Compensation Committee.

EXECUTIVE COMPENSATION

Summary Compensation Table

    The following table sets forth certain information concerning the compensation of the Company's Chief Executive Officer and each of the four other most highly compensated executive officers (together with the Chief Executive Officer, the "named executive officers") based on services rendered to the Company in all capacities during the three fiscal years most recently ended.

		Annual Compensation						Long-Term Compensation
Name and Principal Position	Year	Salary		Bonus		Other Annual Compensation		Securities Underlying Options(#)(1)	All Other Compensation(2)
Jonathan M. Rothberg, Ph.D. Chief Executive Officer, President and Chairman of the Board	2000 1999 1998	$273,079 $220,673 $160,256		$ $	150,000 100,000 —	— — —		200,000 — 200,000	$ $	6,256 5,046 —
David M. Wurzer Executive Vice-President, Treasurer and Chief Financial Officer	2000 1999 1998	$209,425 $191,250 $160,256		$ $	100,000 125,000 —	— — —		100,000 — 140,000	$ $	10,726 7,282 —
Christopher K. McLeod Executive Vice-President	2000 1999	$209,617 $ 26,923	(3)	$ $	100,000 25,000	— —		40,000 200,000		$5,476 —
Hovan Asdourian Senior Vice-President, Business Development	2000 —	$124,615 —	(4)		$14,848 —	$18,745 —	(5)	40,000 —		$4,304 —
Michael P. McKenna, Ph.D.(6) Vice-President, Collaborative Research	2000 1999	$149,033 $127,609		$ $	45,000 45,000	— —		50,000 —	$ $	6,882 6,200

(1)
Adjusted to reflect a two-for-one stock split effected in the form of a stock dividend distributed on March 30, 2000.
(2)
The amounts referred to in the table above under "All Other Compensation" consist of 401(k) employer matching contributions and group term life insurance premiums paid on the employees' behalf.
(3)
Mr. McLeod began his employment with the Company on November 1, 1999. His annualized 1999 salary was $200,000.
(4)
Mr. Asdourian began his employment with the Company on April 10, 2000. His annualized 2000 salary was $180,000. In March 2001, Mr. Asdourian resigned from the Company, effective May 31, 2001.
(5)
Reflects relocation expenses reimbursed by the Company.
(6)
The Company has made loans available to Dr. McKenna. See "Related Transactions" on Page 17 hereof.

2000 Stock Option Grant Table

    The following table sets forth information concerning stock options granted in 2000 to the named executive officers. The potential realizable values that would exist for the respective options are based on assumed rates of annual compound stock price appreciation of 5% and 10% from the date of grant over the full term of the option.

	Individual Grants
			% of Total Options Granted to Employees in 2000(1)
	Number of Securities Underlying Options Granted								Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation For Option Term(2)
					Exercise Price ($/share)			Expiration Date
Name									5% ($)		10% ($)
Jonathan M. Rothberg	198,000 2,000	(3) (4)	18.04 0.18	% %	$ $	53.0310 58.3340	(5) (6)	1/18/2010 1/18/2005	$ $	6,603,480 18,697	$ $	16,734,516 54,146
David M. Wurzer	100,000	(3)	9.11%			$53.0310	(5)	1/18/2010		$3,335,091		$8,451,776
Christopher K. McLeod	40,000	(3)	3.64%			$53.0310	(5)	1/18/2010		$1,334,036		$3,380,710
Hovan Asdourian	40,000	(3)	3.64%			$24.9375	(5)	5/23/2010		$627,322		$1,589,758
Michael P. McKenna	50,000	(3)	4.56%			$53.0310	(5)	1/18/2010		$1,667,546		$4,225,888

(1)
The Company granted options to purchase a total of 1,097,520 shares of Voting Common Stock to its employees in the year ended December 31, 2000.

(2)
The amounts reported in this column represent hypothetical values that may be realized upon exercise of the options immediately prior to the expiration of their term, assuming that the stock price on the date of grant appreciates at the specified annual rates of appreciation, compounded annually over the term of the options. These numbers are calculated based on rules promulgated by the Securities and Exchange Commission. Actual gains, if any, on stock option exercises and Voting Common Stock holdings are dependent on the timing of such exercise and the future performance of the Voting Common Stock.

(3)
The options vest in equal installments on the first five anniversaries of the date of grant and have a term of ten years.

(4)
The options vest in equal installments on the first five anniversaries of the date of grant and have a term of five years.

(5)
The exercise price represents the fair market value of the Company's Voting Common Stock on the date of grant, as determined by the closing price on the Nasdaq Stock Market.

(6)
As per Internal Revenue Code Section 3.02—Incentive Stock Options, since Dr. Rothberg owns more than ten percent of the Company's Voting Common Stock, the exercise price represents the fair market value of the Company's Voting Common Stock plus ten percent on the date of grant, as determined by the closing price on the Nasdaq Stock Market.

Aggregated Option Exercises in Last Fiscal Year and Fiscal Year End Option Values

    The following table summarizes for the named executive officers, stock option exercises during the last fiscal year and unexercised options held at December 31, 2000. The value of unexercised "in-the-money" options at the fiscal year end is the difference between the exercise price and the fair market value of the underlying stock on December 29, 2000, the last business day of the fiscal year. The closing price of the Company's Voting Common Stock on the Nasdaq Stock Market on that date was $27.3125.

			Number of Securities Underlying Unexercised Options at Fiscal Year End (#)
					Value of Unexercised In-the-Money Options at Fiscal Year End (1)
	Shares Acquired on Exercise (#)
Name		Value Realized ($)(2)	Exercisable (#)	Unexercisable (#)	Exercisable ($)	Unexercisable ($)
Jonathan M. Rothberg, Ph.D.	—	—	80,000	320,000	$1,797,680	$2,696,520
David M. Wurzer	100,000	$3,347,132	116,000	224,000	$2,728,750	$2,896,250
Christopher K. McLeod	—	—	40,000	200,000	$797,500	$3,190,000
Hovan Asdourian	—	—	—	40,000	—	$95,000
Michael P. McKenna, Ph.D.	61,000	$2,213,151	33,000	106,000	$838,863	$1,297,800

(1)
These values have not been and may never be realized. Actual gains, if any, on exercise will depend on the value of the Voting Common Stock on the date of sale of any shares acquired upon exercise of the option.

(2)
Market value of underlying securities at exercise date, less exercise price.

Executive Compensation—Employment Agreements and Other Termination of Employment Agreements

    The Company entered into a letter agreement with Mr. Wurzer in July 1997. The letter agreement does not specify a term of employment and provides for a cash bonus, which the Board of Directors may, in its discretion, award from time to time.

REPORT OF COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION

Overview

    The Compensation Committee of the Board of Directors is composed of Directors who are not current or former employees of the Company. The Compensation Committee, which is comprised of Messrs. Booth, Patricelli and Thurman, reviews, approves and makes recommendations to the Board of Directors concerning the Company's executive compensation policies. In addition, the Compensation Committee evaluates the performance of executive management and provides direction for succession planning. The Compensation Committee also administers the Company's 1997 Employee, Director and Consultant Stock Plan and the 1993 Stock Option and Incentive Award Plan.

    No executive officer of the Company will serve as a member of the Board of Directors or Compensation Committee of any entity that has an executive officer serving as a member of the Company's Board of Directors or Compensation Committee. This report addresses the compensation policies for fiscal year 2000 as they affected Dr. Rothberg, in his capacity as Chief Executive Officer, President and Chairman of the Board, and the other executive officers of the Company.

General Compensation Philosophy

    The Company's compensation policy for executive officers is designed to achieve the following objectives:

  •
  Motivate, reward and retain executives to achieve Company financial and non-financial performance objectives;

  •
  Attract and retain qualified executives;

  •
  Remunerate executives for their contribution to the realization of long-term strategic goals;

  •
  Align the interests of executives with the long-term interests of stockholders through the opportunity to be awarded stock option grants, thereby encouraging the achievement of solid results over an extended period; and

  •
  Preserve the full deductibility of compensation for tax purposes.

Executive Officer Compensation Program

    The Company's executive officer compensation program is comprised of (i) base salary; (ii) annual incentive compensation, in the form of discretionary cash bonuses, which are based on achievement of predetermined objectives of the Company; and (iii) long-term incentive compensation in the form of periodic stock option grants.

    The Compensation Committee performs annual reviews of executive compensation to confirm the competitiveness of the overall executive compensation packages as compared with organizations that compete with the Company for prospective employees.

    In considering compensation of the Company's executives, one of the factors the Compensation Committee takes into account is the anticipated tax treatment to the Company of various components of compensation. The Company does not believe Section 162(m) of the Internal Revenue Code, which generally disallows a tax deduction for certain compensation in excess of $1 million to any of the executive officers appearing in the Summary Compensation Table above, will have an effect on the Company. The Compensation Committee has considered the requirements of Section 162(m) of the Code and its related regulations.

Base Salary and Benefits

    The Compensation Committee utilized several management compensation surveys of other biotechnology, pharmaceutical, and comparable companies to assist in its evaluation and setting of executive compensation. The survey participants were chosen based on the Company's ability to compete with those companies and their similarity in size and stage of development. Within this group, the Compensation Committee made comparisons to executives with similar levels of experience who have a comparable level of responsibility and expected level of contribution to the Company's performance. In setting base salaries, the Compensation Committee also took into account the intense level of competition among biotechnology companies to attract talented personnel who have outstanding ability and potential, as well as specific industry experience and an excellent individual performance record. Executive officers are also entitled to participate in benefit plans generally available to employees.

Discretionary Cash Bonuses

    The Compensation Committee believes that periodic discretionary cash bonuses may be needed to retain and encourage a successful management team. Executives who receive cash bonuses are chosen at the discretion of the Committee. The amount of a discretionary cash bonus is determined by evaluating a number of quantitative and qualitative factors, including CuraGen's historical and recent financial performance in the principal area of responsibility of the officer, the executive's progress toward non-financial goals within his area of responsibility, individual performance, experience, level of responsibility, and other contributions made to CuraGen.

Long-Term Incentive Compensation

    Long-term incentive compensation, in the form of stock option grants, allows the executive officers to share in any appreciation in the value of the Company's Voting Common Stock. Option grants are made from time to time to executives whose contributions have or will have a significant impact on the Company's long-term performance. The Company believes that option grants: (1) align executive interests with stockholder interests by creating a direct link between compensation and stockholder return; (2) give executives a significant, long-term interest in the Company's success, and (3) help retain executive talent in an extremely competitive market.

    Stock option grants are based on various subjective factors primarily relating to the responsibilities of the individual officers, and also to their expected future contributions and prior option grants. The level of stock options granted is based on the Committee's evaluation of an executive's ability to impact future corporate results and is directly proportional to job responsibility. The Company's determination of whether option grants are appropriate is based upon individual performance measures established for each individual executive. Options are not necessarily granted to each executive during each year. All awards are made at a level calculated to be competitive within the biotechnology industry as well as a broader group of companies of comparable size, maturity, and complexity.

Chief Executive Officer Compensation

    Dr. Rothberg has served as Chief Executive Officer, President and Chairman of the Board since the formation of the Company in 1991. In January 2001, at the recommendation of the Compensation Committee, Dr. Rothberg's base salary was increased from $275,000 to $337,000. In January 2001, Dr. Rothberg was awarded a cash bonus of $150,000 and granted 100,000 stock options by the Board of Directors, related to his 2000 performance. Dr. Rothberg's strategic contributions during 2000 allowed CuraGen to leverage its proprietary drug discovery and development programs to begin the transition into becoming a leading genomics based biopharmaceutical company. Under Dr. Rothberg's direction CuraGen has raised over $400,000,000 to finance programs which strengthened its infrastructure; made key hires; entered into strategic partnerships; and significantly advanced pre-clinical programs. During

2000, CuraGen established new collaborations with Gemini Genomics, Monsanto, and Ono Pharmaceuticals; and expanded collaborations with Abgenix, COR Therapeutics, and Gemini Genomics. Also, during 2000, CuraGen received a payment from Genentech for discoveries made across numerous disease areas and extended this collaborative research agreement for two and one half years. Under Dr. Rothberg's guidance CuraGen funded and launched a majority-owned subsidiary, 454 Corporation, to develop novel technologies for rapidly and comprehensively analyzing entire genomes. In addition to Dr. Rothberg's contributions in 2000, in January 2001, CuraGen completed a significant strategic alliance with Bayer AG, which is one of the largest genomic alliances to date, and, the Company expects, will ultimately allow the Company to co-commercialize novel pharmaceutical products.

    Dr. Rothberg's compensation is considered to be in line with most of his counterparts in comparable companies within the biotechnology industry, and with other CEO's at comparable size companies outside the biotech industry. Dr. Rothberg has been instrumental in managing the Company's near-term growth while continuing to formulate and implement the Company's long-term objectives. The Compensation Committee believes Dr. Rothberg has managed the Company favorably in a rapidly changing and competitive business climate.

                      THE COMPENSATION COMMITTEE:

                      Richard H. Booth, Chairman
                      Robert E. Patricelli
                      Randy Thurman

REPORT OF AUDIT COMMITTEE

    In accordance with its written charter adopted by the Board of Directors ("the Board"), the Audit Committee of the Board ("the Audit Committee") assists the Board in fulfilling its responsibility for oversight of the quality and integrity of the accounting, auditing and financial reporting practices of the Company. During 2000, the Audit Committee met six times and discussed the interim financial information contained in each quarterly earnings announcement with the management of the Company and the independent auditors prior to public release.

    The Audit Committee acts pursuant to the Audit Committee Charter, of which a copy is attached as Appendix "A" to this Proxy Statement. Each member of the Audit Committee qualifies as an independent Director, according to the current listing standards of the National Association of Securities Dealers for the Nasdaq Stock Market.

    The Audit Committee has reviewed and discussed the Company's audited financial statements as of and for the year ended December 31, 2000 with management. The Audit Committee has also discussed with Deloitte & Touche LLP, the Company's independent auditors, the matters required to be discussed by Statement of Accounting Standards No. 61, "Communication with Audit Committees", which includes, among other items, matters related to the conduct of the audit of the Company's financial statements. The Audit Committee has received written disclosures and a letter from Deloitte & Touche LLP required by Independence Standards Board Standard No. 1, "Independence Discussions with Audit Committees", which relates to the accountant's independence from the Company and its related entities, and has discussed with Deloitte & Touche LLP their independence from the Company.

    Based on the review and discussions referred to herein, the Audit Committee has recommended to the Company's Board of Directors that the Company's audited financial statements should be included in the Company's Annual Report on Form 10-K for the calendar year ended December 31, 2000, for filing with the Securities and Exchange Commission.

                      AUDIT COMMITTEE:

                      Robert E. Patricelli, Chairman
                      Richard H. Booth
                      Vincent T. DeVita

PERFORMANCE GRAPH

    The following stock price performance graph compares total cumulative stockholder return on the Company's Voting Common Stock during a period commencing on March 18, 1998 (the date the Company's Voting Common Stock first began trading) and ending on December 31, 2000 (as measured by dividing (i) the sum of (A) the cumulative amount of dividends for the measurement period, assuming dividend reinvestment and (B) the difference between the Company's share price at the end and the beginning of the measurement period by (ii) the share price at the beginning of the measurement period) to two indices: the Nasdaq CRSP Total Return Index for the Nasdaq Stock Market, U.S. companies (the "Nasdaq U.S. Index") and the Nasdaq CRSP Total Return Index for Biotechnology Stocks, (the "Nasdaq Biotechnology Index"). The Nasdaq U.S. Index tracks the aggregate price performance of all equity securities of U.S. companies traded on the Nasdaq National Market ("Nasdaq") and the Nasdaq SmallCap Market (the "SmallCap Market"). The Nasdaq Biotechnology tracks the aggregate price performance of equity securities of biotechnology companies traded on Nasdaq and the SmallCap Market. Although the total return for the Company's stock and for each index assumes the reinvestment of dividends, dividends have never been declared on the Company's Voting Common Stock, and is based on the returns of the component companies weighted according to their capitalization as of the end of each quarterly period. The Company's Voting Common Stock is traded on Nasdaq and is a component of both the Nasdaq U.S. Index and the Nasdaq Biotechnology Index.

COMPARISON OF 33 MONTH CUMULATIVE TOTAL RETURN*
AMONG CURAGEN CORPORATION, THE NASDAQ U.S. INDEX
AND THE NASDAQ BIOTECHNOLOGY INDEX

*
ASSUMES $100 INVESTED ON 3/18/98 IN STOCK OR INDEX INCLUDING REINVESTMENT OF DIVIDENDS.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

    Section 16(a) of the Securities Exchange Act of 1934 requires the Company's Directors and officers, and persons who own more than ten percent of the Company's Voting Common Stock ("Reporting Persons"), to file reports of ownership and changes in ownership with the Securities and Exchange Commission (the "SEC"). Reporting Persons are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file.

    To the Company's knowledge, based solely on a review of the copies of such forms received by the Company and on written representations from certain Reporting Persons, during the year ended December 31, 2000, all Section 16(a) filing requirements applicable to its Directors, officers and greater than ten percent beneficial owners were met.

RELATED TRANSACTIONS

    In February 1998, the Company made a $50,000 loan to Dr. McKenna. The loan is at an interest rate of 8% and must be repaid in full on the earlier of January 31, 2002 or the date of Dr. McKenna's termination from the Company. If Dr. McKenna continues to be employed by the Company through January 31, 2002, the entire principal balance and interest due shall be forgiven.

    In addition, during February 2000 and April 2000, the Company made non-interest bearing bridge loans of $400,000 and $50,000, respectively, to Dr. McKenna, in connection with the purchase of a principal residence. Both loans were paid back to the Company in full during May 2000.

AUDITORS

    The Board of Directors has appointed Deloitte & Touche LLP as Auditors for the Company for the year ending December 31, 2001. Deloitte & Touche LLP have been regularly engaged by the Company to audit the Company's annual financial statements and for other purposes. Representatives from Deloitte & Touche LLP are expected to be present at the Meeting, with the opportunity to make a statement if they so desire and will be available to respond to appropriate questions from Shareholders.

    During 2000, the Company retained its principal auditing firm, Deloitte & Touche LLP to provide services in the following categories and amounts:

Fees for Audit of the Consolidated Financial Statements of CuraGen Corporation	$52,232
Financial Information Systems Design	—
All Other Fees(1)(2)	$203,840

(1)
The Audit Committee has considered whether the provision of these services is compatible with maintaining the principal accountant's independence.

(2)
Includes $167,052 of fees related to the Company's convertible subordinated debt offering and public stock offerings completed during 2000.

SHAREHOLDER PROPOSALS

    Under Rule 14a-8 promulgated under the Exchange Act, Shareholders of the Company may present proper proposals for inclusion in the Company's proxy statement and for consideration at the next annual meeting of Shareholders by submitting their proposals to the Company in a timely manner. In order to be considered for inclusion in the proxy statement distributed to Shareholders prior to the annual meeting in the year 2002, a Shareholder proposal must be received by the Company no later than December 19, 2001 and must otherwise comply with the requirements of Rule 14a-8. In order to be considered for presentation at the annual meeting of Shareholders in the year 2002, although not included in the proxy statement, a Shareholder proposal must comply with the requirements of the Company's by-laws and be received by the Company no later than March 18, 2002 and no earlier than February 15, 2002. Shareholder proposals should be delivered in writing to Elizabeth A. Whayland, Secretary, CuraGen Corporation, 555 Long Wharf Drive, 11th Floor, New Haven, Connecticut 06511. A copy of the Company's by-laws may be obtained from the Company upon written request to Ms. Whayland.

OTHER BUSINESS

    The Board of Directors knows of no business which will be presented for consideration at the Meeting other than that stated above. If any other business should come before the Meeting, votes may be cast pursuant to proxies in respect to any such business in the best judgment of the person or persons acting under the proxies.

ANNUAL REPORT ON FORM 10-K

    The Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2000 (other than exhibits thereto) filed with the Securities and Exchange Commission, which provides additional information about the Company, is available to beneficial owners of the Voting Common Stock without charge upon written request to the Investor Relations Department, CuraGen Corporation, 555 Long Wharf Drive, 11th Floor, New Haven, Connecticut 06511.

APPENDIX "A"
CURAGEN CORPORATION
AUDIT COMMITTEE CHARTER

    The Audit Committee ("Committee"), appointed by, acting on behalf of and reporting to the Board of Directors of CuraGen Corporation ("CuraGen"), a Delaware corporation, shall be responsible for assisting the Board in fulfilling its oversight responsibilities in monitoring:

  •
  The integrity of the financial statements of the Company;

  •
  Compliance by the Company with legal and regulatory requirements; and

  •
  The independence and performance of the Company's internal (if applicable) and external auditors.

    The Audit Committee shall submit this Charter to the Board of Directors for approval and adoption. The Audit Committee shall then review and assess the adequacy of this Charter annually, and submit any changes or modifications to the Board of Directors for approval. Finally, the Audit Committee shall have it published in the Company's proxy statement at least every three years in accordance with the rules of the Securities and Exchange Commission (SEC).

  Responsibilities of Audit Committee

    The Committee shall undertake such functions as it deems appropriate to oversee CuraGen's financial reporting process and internal controls. Without limiting its scope of activities, the Committee's responsibilities will include all of the following:

  •
  Recommend to the Board of Directors the annual appointment of CuraGen's independent auditors and their scope of audit, review and approval of their estimated and actual fees and expenses, and a review and discussion of their past performance. The independent auditors are accountable to the Board of Directors of CuraGen and the Committee, who have the authority and responsibility to select, evaluate and, where appropriate, replace the independent auditors;

  •
  The review of all non-audit services performed or proposed to be undertaken by the independent public auditors, giving particular attention to the relationship between the type of services provided and the auditors' independence;

  •
  Review of the formal written statement from the independent auditors which details all relationships between them and the Company as mandated by ISB No. 1 and discuss the disclosures therein with the independent auditors;

  •
  Review with auditors and managements the adequacy and appropriateness of CuraGen's system of internal financial controls, including the need for, and conduct of, an internal audit function;

  •
  Review with the independent auditors and management of the results of their interim financial review, the controls and procedures used in preparation of the quarterly financial statements, and all disclosures and contents of the quarterly financial statements to be filed with the SEC and presented to the shareholders;

  •
  Review with the independent auditors and management of the results of annual audit and the findings and recommendations of the independent auditors, including the summary of adjustments passed prepared by the independent auditors, and review all disclosures and contents of the financial statements to be filed with the SEC and presented to the shareholders;

  •
  Preparation of a Committee report for inclusion in the Proxy Statement for the Company's Annual Meeting of Shareholders, which will state that the Committee has:

  •
  Reviewed and discussed the audited financial statements with management;

    •
    Discussed with the independent auditors matters required by Statement on Auditing Standards (SAS) No. 61, as amended;

    •
    Reviewed written disclosures and the letter from the independent auditors required by Independence Standards Board (ISB) Standard No. 1, and discussed with them their independence; and

    •
    Recommended to the Board of Directors that the audited financial statements be included in the Company's Annual Report on Form 10-K for filing with the SEC;

  •
  Preparation of other Committee required disclosures for inclusion in the Proxy Statement, including: 1) whether the Committee is governed by a written charter; and 2) whether a nonindependent director has been appointed to the Committee;

  •
  Review of certain filings made on behalf of CuraGen with the SEC, the NASDAQ National Market System and such other exchange upon which the securities of CuraGen are listed;

  •
  Review of the procedures established by CuraGen, and actions undertaken on CuraGen's behalf, to protect the CuraGen's proprietary intellectual property;

  •
  Review of the findings of investigations, examinations, and similar reviews, if any, issued or conducted by regulatory authorities which pertain to CuraGen's internal financial controls and financial reporting functions;

  •
  Review with management of the initial selection process, and changes in, significant accounting policies and their application;

  •
  Review with management of any changes in accounting standards or rules promulgated by General Accepted Accounting Principles, the SEC or other regulatory bodies that have an effect on the financial statements; and

  •
  Review and approval of the Company's investment policies and related portfolio on an annual basis.

    Further, the Committee shall conduct special investigations at its discretion and shall perform such other functions as may be requested from time to time by the Board of Directors.

    In the conduct of its responsibilities, the Committee is authorized to: communicate directly with any employee of CuraGen or any third party conducting business with CuraGen; engage professionals, including lawyers, auditors, and financial advisers who have or have not previously rendered services to CuraGen; and undertake such other actions as the Committee deems appropriate in order to fulfill its responsibilities.

  Membership

    The Committee shall be composed of Directors of CuraGen who are not employed by CuraGen. The Committee shall be composed of not less than two members (three members effective with the 2001 Annual Meeting), appointed by the Board of Directors. The Committee shall be composed of directors who are independent of the management of the Company, and who are able to read and understand fundamental financial information. In addition, at least one member of the Committee shall have accounting or related financial management expertise. The members must be free of any relationship that, in the opinion of the Board of Directors, would interfere with their exercise of independent judgment as a Committee member.

    The Board of Directors shall appoint a Chairman of the Committee who shall serve at the discretion of the Board of Directors, and the Corporate Secretary or his/her designee shall record minutes of the meetings or other actions taken by the Committee.

  Meetings

    The Committee shall meet at the discretion of its Chairman or a majority of its members, but shall meet not less frequently than twice a year, with one meeting following the submission of the report of CuraGen's independent auditors with respect to CuraGen's most recently completed fiscal year. The agenda of each meeting will generally be prepared by the CuraGen, with input from the Committee Chairman and Committee members, and circulated to each member of the Committee prior to the meeting date. The Committee Chairman will distribute minutes to the Board of Directors concerning all substantive matters that transpire at each Committee meeting.

    In addition, the Committee shall meet at least annually (either in a separate meeting from a regularly scheduled Committee meeting or simply in a separate session) with the independent public auditors without management in attendance.

  Reporting Responsibilities

    The Committee shall report to the Board of Directors as the Chairman, a majority of the members, or the Board of Directors may request. The Committee may, acting on its own initiative, report to, or otherwise communicate with, one or more members of management, including those persons responsible for financial reporting and internal auditing, and CuraGen's independent auditors.

  The Chairman

    The Chairman shall have the authority and responsibility to call the meetings of the Committee, to oversee the conduct of meetings, to report on the deliberations of the Committee to the Board of Directors and, as appropriate, to others. The Chairman shall have the authority to engage, on behalf of the Committee, counsel, auditors, and others in the furtherance of the Chairman's and the Committee's duties. The Committee, acting by majority of its members, may overrule or modify any decision of the Chairman, or initiate any action on its own.

CURAGEN CORPORATION

THIS PROXY IS BEING SOLICITED BY THE BOARD OF DIRECTORS OF CURAGEN CORPORATION

The undersigned, revoking any previous proxies relating to these shares, hereby acknowledges receipt of the Notice and Proxy Statement dated April 9, 2001, in connection with the Annual Meeting to be held at 10:00 a.m. on Wednesday, May 16, 2001 at the New Haven Omni Hotel at Yale University, and hereby appoints Christopher K. McLeod and David M. Wurzer, and each of them (with full power to act alone), the attorneys and proxies of the undersigned, with power of substitution to each, to vote all shares of the Voting Common Stock of CuraGen Corporation registered in the name provided herein which the undersigned is entitled to vote at the 2001 Annual Meeting of Shareholders, and at any adjournments thereof, with all the powers the undersigned would have if personally present. Without limiting the general authorization hereby given, said proxies are, and each of them is, instructed to vote or act as follows on the proposal set forth in the Proxy.

This Proxy when executed will be voted in the manner directed herein. If no direction is made this Proxy will be voted FOR the election of Directors.

In their discretion the proxies are authorized to vote upon such other matters as may properly come before the meeting or any adjournments thereof.

(SEE REVERSE SIDE)

ANNUAL MEETING OF SHAREHOLDERS OF

CURAGEN CORPORATION

May 16, 2001

PROXY VOTING INSTRUCTIONS

TO VOTE BY MAIL

Please date, sign and mail your proxy card in the envelope provided as soon as possible.

TO VOTE BY TELEPHONE (TOUCH-TONE PHONE ONLY)

Please call toll-free 1-800-PROXIES and follow the instructions. Have your control number and proxy card available when you call.

TO VOTE BY INTERNET

Please access the web page at "www.voteproxy.com" and follow the on-screen instructions. Have your control number available when you access the web page.

A	/x/	Please mark your votes as in this example.
		FOR	WITHHELD	The Board of Directors recommends a vote FOR Proposal 1.
1.	Election of Directors (or if the nominees are not available for election, such substitute as the Board of Directors may designate)	/ /	/ /	Nominees: Jonathan M. Rothberg, Ph.D. Richard H. Booth	If you wish to vote in accordance with the Board of Directors' recommendations, just sign on the reverse side. You need not mark any boxes.
Signature: Date Signature: Date
NOTE: Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

QuickLinks

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
MANAGEMENT Proposal 1 ELECTION OF DIRECTORS
EXECUTIVE COMPENSATION
REPORT OF COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION
REPORT OF AUDIT COMMITTEE
PERFORMANCE GRAPH
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
RELATED TRANSACTIONS
AUDITORS
SHAREHOLDER PROPOSALS
OTHER BUSINESS
ANNUAL REPORT ON FORM 10-K
APPENDIX "A" CURAGEN CORPORATION AUDIT COMMITTEE CHARTER